UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2019 (January 8, 2019)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045
(Address of principal executive offices, with zip code)

(224) 419-7106
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01                                           Entry into a Material Definitive Agreement

Amendment to Note Purchase Agreement

On January 8, 2019, Assertio Therapeutics, Inc., a Delaware corporation (the “Company”), the other credit parties party thereto, the purchasers party thereto and Deerfield Private Design Fund III, L.P., as collateral agent (“Deerfield”), entered into a Fourth Amendment to Note Purchase Agreement (the “Amendment”) with respect to the Note Purchase Agreement, dated as of March 12, 2015, among the Company, the other credit parties party thereto, the purchasers party thereto and Deerfield.  Pursuant to the Amendment, the minimum EBITDA covenant was replaced with a senior secured debt leverage ratio covenant and a minimum net sales covenant, the prepayment premium was adjusted to be 3% of the principal amount of notes prepaid on or prior to April 14, 2020 and 1% of the principal amount of notes prepaid thereafter, flexibility to sell certain royalty assets and/or modify the terms thereof was added, certain definitions were amended and certain other amendments were made.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of such agreement.  A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Note Purchase Agreement, dated January 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.
Date: January 9, 2019
/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel